[front cover]
                         J.P. Morgan Institutional
                          U.S. Small Company Fund

                            Semi-annual Report
                            November 30, 2000

LETTER TO THE SHAREHOLDERS
--------------------------------------------------------------------------------

January 8, 2001

Dear Shareholder,

    The volatility experienced by small capitalization technology stocks rippled through other industrial sectors, and made the six months ended November 30, 2000 a rough time to be a small cap stock investor. For the period, the J.P. Morgan Institutional U.S. Small Company Fund had a total return of -5.86%.

    The Fund's benchmark, the Russell 2000 Index, and peer group, as measured by the Lipper Small-Cap Core Funds Average, fared somewhat better. The Fund's benchmark had a total return of -5.77% for the six months ended November 30, 2000, while the Fund's peer group had a total return of -2.98% for the same time period.

    The Fund's net asset value on November 30, 2000 was $14.20 per share, decreasing from $15.11 per share at the start of the fiscal period. During the period, the Fund made distributions of approximately $0.03 per share from ordinary income. The Fund's net assets were approximately $373 million on November 30, 2000, while the total net assets of The U.S. Small Company Portfolio, in which the Fund invests, totaled $656 million.

    This report includes an interview with Alexandra Wells, a member of the Fund's portfolio management team. Alexandra discusses the U.S. small cap equity market in detail, and explains the factors that influenced Fund performance during the fiscal period. Alexandra also provides insight in regard to positioning the Fund for the coming months.

    As chairman and president of Asset Management Services, we thank you for investing with J.P. Morgan. Should you have any comments or questions, please telephone your Morgan representative, or J.P. Morgan Funds Services at (800) 766-7722.

/signature/                             /signature/

Sincerely yours,
Ramon de Oliveira                       Keith M. Schappert
Chairman of Asset Management Services   President of Asset Management Services
J.P. Morgan & Co. Incorporated          J.P. Morgan & Co. Incorporated

TABLE OF CONTENTS
--------------------------------------------------------------------------------
Letter to the Shareholders                                                    1
Fund Performance                                                              2
Portfolio Manager Q&A                                                         3
Fund Facts & Highlights                                                       5
Financial Statements                                                          6

FUND PERFORMANCE
--------------------------------------------------------------------------------

EXAMINING PERFORMANCE

    One way is to review a fund's average annual total return. This calculation takes the fund's actual return and shows what would have happened if the fund had achieved that return by performing at a constant rate each year. Average annual total returns represent the average yearly change of a fund's value over various time periods, typically one, five, and ten years, (or since inception). Total returns for periods of less than one year are not annualized and provide a picture of how a fund has performed over the short-term.

PERFORMANCE

                                                                                      AVERAGE ANNUAL
                                                          TOTAL RETURNS                TOTAL RETURNS
                                                    -----------------------   ---------------------------------
                                                        SIX         ONE          THREE      FIVE         TEN
                                                       MONTHS      YEAR          YEARS      YEARS       YEARS*
AS OF NOVEMBER 30, 2000
J.P. Morgan Institutional U.S. Small Company Fund     (5.86)%     (6.97)%         4.07%      10.96%     15.90%
Russell 2000 Index**                                  (5.77)%     (0.58)%         2.40%       9.08%     15.02%
Lipper Small-Cap Core Funds Average***                (2.98)%       6.18%         4.78%      10.36%     14.69%

AS OF SEPTEMBER 30, 2000
J.P. Morgan Institutional U.S. Small Company Fund     (4.43)%      39.46%        11.34%      16.60%     18.63%
Russell 2000 Index**                                  (2.72)%      23.39%         5.96%      12.38%     16.93%
Lipper Small-Cap Core Funds Average***                  0.04%      32.75%         7.04%      13.84%     15.62%

* J.P. Morgan Institutional U.S. Small Company Fund's returns prior to November 4, 1993 (commencement of operations), include historical returns of J.P. Morgan U.S. Small Company Fund, a separate feeder fund investing in the same master portfolio, which had a higher expense ratio.

** The Russell 2000 is an unmanaged index used to measure the average stock performance of U.S. small-cap stocks. It does not include fees or operating expenses and is not available for actual investment.

*** Describes the average total return for all funds in the indicated Lipper category, as defined by Lipper Inc., and does not take into account applicable sales charges. Lipper Analytical Services, Inc. is a leading source for mutual fund data.

  Past performance is no guarantee of future results. Fund returns are net of fees, assume the reinvestment of distributions and reflect reimbursement of certain fund and portfolio expenses as described in the prospectus. Had expenses not been subsidized, returns would have been lower.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------

[photo of Alexandra Wells]

    Following is an interview with ALEXANDRA WELLS, vice president and member of the portfolio management team for The U.S. Small Company Portfolio. Alexandra joined J.P. Morgan in 1992 as an analyst in the Equity Research Department and became a portfolio manager with the Equity and Balanced Group in 1995. In 1997, she transferred to J.P. Morgan Investment Management London, where she spent a year as a portfolio manager responsible for U.S. equities. She joined Morgan's Small Cap Equity Group in March of 1998. Alexandra holds a B.A. in English and economics from Smith College, and an M.B.A. in finance from New York University's Stern School of Business. This interview was conducted on December 15, 2000, and reflects Alexandra's views on that date.

What drove market performance during the six months ended Nov. 30, 2000?

    Three things, really. First, there was the tech correction that began in March and has impacted performance up until today. Investors grew increasingly concerned about the valuations of many Internet, technology and telecommunications companies-- the same companies that helped drive the market into record-setting positive territory last year and earlier this year. Some high-profile earnings disappointments from several tech-related companies-- large and small--helped to pull prices down, and many investors abandoned these stocks en masse. Along the way, the tech-dominated Nasdaq corrected sharply, falling below 3,000, from a record high of over 5,000 reached just shortly before.

    This sell-off was one of our first tastes of the incredible volatility that would last throughout this reporting period. The turmoil was largely focused on tech-related sectors through the spring, summer and much of the fall. As this reporting period drew to a close, however, volatility came to embrace almost every sector of the stock market. Even the pharmaceutical and bio-tech sectors, which had been safe havens for much of this year, experienced significant volatility as this period closed. In the end, investors demonstrated that they had no tolerance and no mercy for any company that faltered in any way.

    Lastly, there was a significant rally in value stocks, at the expense of their new economy counterparts. The magnitude of this shift in investor sentiment could be seen in the contrasting performance of small cap growth and small cap value stocks. Last year, small cap growth stocks were one of the best places to invest in terms of overall returns. Year-to-date through November, however, small cap value has outperformed small cap growth by over 30%.

What about developments in the capital markets, where spreads between corporate bonds and Treasuries are at or near an all time high? How has this affected the ability of small companies to raise growth capital?

    A tight credit market is not good for small companies in general, as any increase in the cost of capital takes away from what can be a thin bottom line in the early stages of their development. This is true whether the increase is the result of higher borrowing costs in the capital markets, or from the inability to sell stock in the equity markets at favorable prices. We witnessed some of the side-effects during 2000, as many small companies, particularly in the Internet space, had to merge with larger players to stay afloat, or close their doors and exit the business altogether.

    We take this into account when deciding which companies we want to own, favoring those that have demonstrated the ability to fund the execution of their business models until they are profitable.

Which companies did you like the most over this reporting period?

    Human Genome Sciences Inc (HGSI) was one of the top performers for the period. This company is in the business of developing products that predict, prevent, detect, treat and cure disease based on gene science. It benefited from the favorable environment for drug development companies, at a time when its

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------
                                                                    (Continued)

pipeline looks promising. The company has several drugs in Phase II clinical trials: Repifermin, a treatment for venous ulcers; MPIF, a drug that protects bone marrow from chemotherapy; and BlyS, an engineered protein that is the body's primary weapon against infection. During the period, HGSI also moved up on news that it would collaborate on key projects with two major drug companies, Schering-Plough and SmithKline Beecham.

    RenaissanceRe Holdings, which provides property catastrophe reinsurance, contributed meaningfully to performance. We have held this stock for some time and were rewarded over this period when it generated very positive financial results. RenRe also benefited from highly positive coverage from the brokerage community, as well as relatively good weather and fewer claims from storm-related damage this year.

    IDEC Pharmaceuticals was another winner. IDEC develops treatments for cancer and auto-immune and inflammatory diseases. Pharmaceutical stocks as a group had a good year in 2000, and IDEC performed well based on the strength of its drug pipeline. One of the company's main drugs, Rituxan, is a treatment for non-Hodgkin's lymphoma. Sales of Rituxan have been strong and have grown steadily throughout the year. These strong sales led to positive financial results and broker upgrades, which compounded the company's success during the period.

Which stocks lagged over the past six months?

    One of the investments that detracted from performance was Turnstone Systems. Turnstone provides loop management solutions that enable competitive local exchange carries (CLECs) to offer and maintain digital subscriber line
(DSL) service. Unfortunately, CLECs have had a terrible time this year. Increasing competition and decreasing price flexibility severely damaged many CLECs during this period, and Turnstone suffered along with them. The stock has been under fairly consistent downward pressure since July, and wasn't helped by the company's recent announcement of lowered revenue estimates for the fourth quarter. We anticipate increased demand for Touchstone's products in the future, which should help the stock further out, but, for now, it has been a disappointment.

    Diamond Technology Partners also performed poorly. DTPI is a management-consulting firm that develops digital strategies, which leverage information technology for clients in various industries. Diamond's stock was beaten down with other technology-related stocks over this period, despite posting positive financial results, increasing its client base, and growing its overseas business. It also suffered, I think, from the inability of investors to fully understand and appreciate the potential of the business it's in.

    Georgia Gulf Corp, a company that makes chemical and plastic products, was another stock that performed below expectations. Over much of this period, GGC suffered from higher raw materials prices and a decline in demand for PVC plastics. As a result, its margins have been under pressure. When it recently lowered earnings guidance for the third quarter, its stock price took a significant hit.

Looking ahead to the prospect of slower growth in U.S. economy, which small company sectors are best positioned to prosper in this environment?

    One way to look at it is to consider which sectors have done well this year, one in which the economy has shown some signs of deceleration. Some of these include utilities, paper stocks, restaurants, hospitals, and, until recently, bio-tech.

    As for next year, it is difficult to say, because there is no clear direction in the market and high volatility is still very much in evidence. Some of the best names this year, for example, names that did well even when other stocks in their sectors did not, have recently begun to retreat. This said, we will probably see investors stick to the somewhat less volatile, old economy sectors until that goes too far and something happens to send the pendulum back the other direction in favor of more aggressive growth-oriented stocks.

    For our part, we are positioning the portfolio to benefit from an expected soft landing for the U.S. economy. We feel that the market will continue to broaden, and that success will come from many sectors of the economy, with careful stock selection being the key to achieving excess returns. Here, we feel we have a competitive advantage, because of the depth and proven experience of our in-house research team.

FUND FACTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

    J.P. Morgan Institutional U.S. Small Company Fund seeks to provide a high total return from a portfolio of equity securities of small companies. The Fund seeks to outperform the Russell 2000 Index. It is designed for investors who are willing to assume the somewhat higher risk of investing in small companies in order to seek a higher total return over time than might be expected from a portfolio of stocks of large companies.

--------------------------------------------------------------------------------
    Inception Date: 7/19/1993
--------------------------------------------------------------------------------
    Fund Net Assets as of 11/30/2000:
      $373,055,139
--------------------------------------------------------------------------------
    Portfolio Net Assets: $656,181,831
--------------------------------------------------------------------------------
    Dividend Payable Dates
     (if applicable): 12/20/2000, 6/22/2001
--------------------------------------------------------------------------------
    Capital Gain Payable Dates
     (if applicable): 12/20/2000, 12/21/2001

EXPENSE RATIOS

    The Fund's current annualized expense ratio of 0.81% covers shareholders' expenses for custody, tax reporting, investment advisory, and shareholder services, after reimbursement. The Fund is no-load and does not charge any sales, redemption, or exchange fees. There are no additional charges for buying, selling or safekeeping fund shares, or for wiring redemption proceeds from the Fund.

FUND HIGHLIGHTS
--------------------------------------------------------------------------------

All data as of November 30, 2000

PORTFOLIO ALLOCATION
(As a percentage of total investment securities)

[data from pie chart]
Industrial Cyclical                  20.9%
Software & Services                  13.9%
Pharmaceuticals                       9.3%
Short-Term Investments                8.2%
Finance                               6.9%
Consumer Cyclical                     5.4%
Energy                                5.3%
Health Services & Systems             4.2%
Real Estate Investment Trusts         4.1%
Utilities                             4.1%
Insurance                             3.9%
Retail                                3.5%
Consumer Services                     2.8%
Semiconductors                        2.7%
Consumer Stable                       1.8%
Computer Hardware                     1.2%
Capital Markets                       1.0%
Telecommunications                    0.8%

LARGEST EQUITY HOLDINGS                    % OF TOTAL INVESTMENTS
------------------------------------------------------------------
Cleco Corp.                                         1.5%
Renaissancere Holdings Ltd.                         1.3%
Allied Capital Corp.                                1.2%
National-Oilwell, Inc.                              1.2%
C.H. Robinson Worldwide, Inc.                       1.2%
CMS Energy Corp.                                    1.2%
Internet Security Systems                           1.2%
Mettler-Toledo International, Inc.                  1.1%
Bank United Corp.                                   1.1%
SkyWest, Inc.                                       1.0%

DISTRIBUTED BY FUNDS DISTRIBUTOR, INC. J.P. MORGAN INVESTMENT MANAGEMENT INC. SERVES AS INVESTMENT ADVISOR. SHARES OF THE FUND ARE NOT INSURED BY THE FDIC, ARE NOT BANK DEPOSITS OR OTHER OBLIGATIONS OF THE FINANCIAL INSTITUTION AND ARE NOT GUARANTEED BY THE FINANCIAL INSTITUTION. SHARES OF THE FUND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

References to specific securities and their issuers are for illustrative purposes only and are not intended to be, and should not be interpreted as, recommendations to purchase or sell securities. Opinions expressed herein and other Fund data presented are based on current market conditions and are subject to change without notice. The Fund invests in foreign securities which involve special risks including economic and political instability and currency fluctuations; prospective investors should refer to Fund's prospectus for discussion of these risks. The Fund invests through a master portfolio (another Fund with the same objective). Historically, small-company stocks have been more volatile than large-company stocks.

CALL J.P. MORGAN FUNDS SERVICES AT (800) 521-5411 FOR A PROSPECTUS CONTAINING MORE COMPLETE INFORMATION ABOUT THE FUND, INCLUDING MANAGEMENT FEES AND OTHER EXPENSES. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

J.P. MORGAN INSTITUTIONAL U.S. SMALL COMPANY FUND
STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

ASSETS
Investment in The U.S. Small Company Portfolio
  ("Portfolio"), at value                                              $373,274,007
Receivable for Shares of Beneficial Interest Sold                           134,535
Prepaid Trustees' Fees and Expenses                                             384
Prepaid Expenses and Other Assets                                               810
                                                                   ------------------
TOTAL ASSETS                                                            373,409,736
                                                                   ------------------
LIABILITIES
Payable for Shares of Beneficial Interest Redeemed                          253,381
Shareholder Servicing Fee Payable                                            34,469
Administrative Services Fee Payable                                           8,177
Fund Services Fee Payable                                                       280
Administration Fee Payable                                                      164
Accrued Expenses and Other Liabilities                                       58,126
                                                                   ------------------
TOTAL LIABILITIES                                                           354,597
                                                                   ------------------
NET ASSETS
Applicable to 26,268,321 Shares of Beneficial Interest Outstanding
      (par value $0.001, unlimited shares authorized)                  $373,055,139
                                                                   ==================
Net Asset Value, Offering and Redemption Price Per Share                     $14.20
                                                                   ==================
ANALYSIS OF NET ASSETS
Paid-in Capital                                                        $321,656,572
Undistributed Net Investment Income                                         962,181
Accumulated Net Realized Gain on Investment                              47,566,747
Net Unrealized Appreciation of Investment                                 2,869,639
                                                                   ------------------
NET ASSETS                                                             $373,055,139
                                                                   ==================

6    The Accompanying Notes are an Integral Part of the Financial Statements.

J.P. MORGAN INSTITUTIONAL U.S. SMALL COMPANY FUND
STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000

INVESTMENT INCOME
INCOME

Allocated Investment Income from Portfolio                          $2,814,385
Allocated Portfolio Expenses                                        (1,401,813)
                                                                   -------------
   Investment Income                                                 1,412,572
                                                                   -------------
FUND EXPENSES
Shareholder Servicing Fee                                              212,751
Administrative Services Fee                                             50,998
Financial and Fund Accounting Services Fee                              15,041
Transfer Agent Fees                                                     12,032
Registration Fees                                                        8,385
Line of Credit Expenses                                                  7,508
Professional Fees                                                        6,868
Printing Expenses                                                        6,099
Trustees' Fees and Expenses                                              3,378
Fund Services Fee                                                        2,981
Administration Fee                                                       2,261
Miscellaneous                                                            4,539
                                                                   -------------
   Total Fund Expenses                                                 332,841
Less: Reimbursement of Expenses                                        (2,874)
                                                                   -------------
   Net Fund Expenses                                                   329,967
                                                                   -------------
NET INVESTMENT INCOME                                                1,082,605
                                                                   -------------
REALIZED AND UNREALIZED GAIN (LOSS)
NET REALIZED GAIN ON INVESTMENT ALLOCATED FROM PORTFOLIO             13,976,484
                                                                   -------------
NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENT
   ALLOCATED FROM PORTFOLIO                                        (42,640,327)
                                                                   -------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS               ($27,581,238)
                                                                   =============

The Accompanying Notes are an Integral Part of the Financial Statements.   7

J.P. MORGAN INSTITUTIONAL U.S. SMALL COMPANY FUND
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000 (UNAUDITED)
AND THE YEAR ENDED MAY 31, 2000

INCREASE IN NET ASSETS                                             NOVEMBER 30, 2000          MAY 31, 2000
FROM OPERATIONS
Net Investment Income                                               $    1,082,605         $    1,036,516
Net Realized Gain on Investment Allocated from Portfolio                13,976,484             73,587,141
Net Change in Unrealized Appreciation of Investment
  Allocated from Portfolio                                            (42,640,327)            12,834,793
                                                                   ------------------    ------------------
     Net Increase (Decrease) in Net Assets
       Resulting from Operations                                      (27,581,238)            87,458,450
                                                                   -------------------    -----------------
DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                                                     (744,802)             (275,058)
                                                                   -------------------    -----------------
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Proceeds from Shares of Beneficial Interest Sold                        80,286,374             94,035,000
Reinvestment of Distributions                                              449,050                161,594
Cost of Shares of Beneficial Interest Redeemed                         (37,428,273)         (168,082,281)
                                                                   ------------------    ------------------
     Net Increase (Decrease) from Transactions in
       Shares of Beneficial Interest                                    43,307,151           (73,885,687)
                                                                   -------------------    -----------------
     Total Increase in Net Assets                                       14,981,111             13,297,705
                                                                   -------------------    -----------------
NET ASSETS
Beginning of Period                                                    358,074,028            344,776,323
                                                                   -------------------    -----------------
End of Period                                                         $373,055,139           $358,074,028
                                                                   ===================    =================
Undistributed Net Investment Income                                       $962,181               $624,378
                                                                   ===================    =================
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Shares of Beneficial Interest Sold                                       4,746,208              5,731,771
Shares of Beneficial Interest Reinvested                                    25,897                 13,021
Shares of Beneficial Interest Redeemed                                  (2,207,305)          (10,817,761)
                                                                   -------------------    -----------------
     Net Increase (Decrease) in Shares of Beneficial Interest            2,564,800            (5,072,969)
                                                                   ===================    =================

8   The Accompanying Notes are an Integral Part of the Financial Statements.

J.P. MORGAN INSTITUTIONAL U.S. SMALL COMPANY FUND
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT
EACH PERIOD ARE AS FOLLOWS:

                                             FOR THE SIX
                                             MONTHS ENDED                     FOR THE YEARS ENDED MAY 31
                                          NOVEMBER 30, 2000    ---------------------------------------------------------
                                             (UNAUDITED)           2000       1999        1998       1997        1996
                                         ------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $15.11             $11.98      $15.30      $14.09     $13.97     $11.16
                                         ------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
Net Investment Income                           0.04              0.04        0.08        0.09       0.10        0.13
Net Realized and Unrealized Gain (Loss)
   on Investment                               (0.92)             3.10       (1.83)       3.04       1.07        3.66
                                         ------------------------------------------------------------------------------
Total From Investment Operations               (0.88)             3.14       (1.75)       3.13       1.17        3.79
                                         ------------------------------------------------------------------------------
LESS DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                          (0.03)            (0.01)      (0.08)      (0.08)     (0.13)     (0.12)
Net Realized Gain                                   -                 -      (1.49)      (1.84)     (0.92)     (0.86)
                                         ------------------------------------------------------------------------------
Total Distributions to Shareholders            (0.03)            (0.01)      (1.57)      (1.92)     (1.05)     (0.98)
                                         ------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                $14.20             $15.11      $11.98      $15.30     $14.09     $13.97
                                         ==============================================================================
RATIOS AND SUPPLEMENTAL DATA
Total Return                               (5.86)%(a)            26.23%    (10.79)%      23.55%      9.44%     35.60%
Net Assets, End of Period (in thousands)     $373,055           $358,074   $344,776    $420,413    $401,797    $291,931
Ratios to Average Net Assets
    Net Expenses                             0.81%(b)             0.80%       0.80%       0.80%      0.80%      0.80%
    Net Investment Income                    0.51%(b)             0.26%       0.55%       0.55%      0.81%      1.20%
    Expenses without Reimbursement and
      including Interest Expense             0.82%(b)             0.82%       0.85%       0.85%      0.85%      0.83%
    Interest Expense                            -                   -           -        0.00%(c)      -          -

(a)  Not annualized
(b)  Annualized
(c)  Less than 0.005%


The Accompanying Notes are an Integral Part of the Financial Statements.    9

J.P. MORGAN INSTITUTIONAL U.S. SMALL COMPANY FUND
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--J.P. Morgan Institutional U.S. Small Company Fund (the "Fund") is a separate series of J.P. Morgan Institutional Funds, a Massachusetts business trust (the "Trust") which was organized on November 4, 1992. The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The inception date of the Fund is July 19, 1993, and the Fund commenced investment operations on November 4, 1993 when the first public shareholder was admitted.

    The Fund invests all of its investable assets in The U.S. Small Company Portfolio (the "Portfolio"), a diversified open-end management investment company having the same investment objective as the Fund. The value of such investment included in the Statement of Assets and Liabilities reflects the Fund's proportionate interest in the net assets of the Portfolio (approximately 56.9% at November 30, 2000). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Fund:

    SECURITY VALUATION--Valuation of securities by the Portfolio is discussed in
Note 1 of the Portfolio's Notes to Financial Statements that are included elsewhere in this report.

    INVESTMENT INCOME--The Fund earns income, net of expenses, daily on its investment in the Portfolio. All net investment income, realized and unrealized gains and losses of the Portfolio are allocated pro-rata among the Fund and other investors in the Portfolio at the time of such determination.

    EXPENSES--Expenses incurred by the Trust with respect to any two or more Funds in the Trust are allocated in proportion to the net assets of each Fund in the Trust, except where allocations of direct expenses to each Fund can otherwise be made fairly.

    INCOME TAX STATUS--It is the Fund's policy to distribute all net investment income and net realized gains to shareholders and to otherwise qualify as a regulated investment company under the provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal or state income taxes.

    DISTRIBUTIONS TO SHAREHOLDERS--Distributions to a shareholder are recorded on the ex-dividend date. Distributions from net investment income are declared and paid semi-annually. Distributions from net realized gains, if any, are paid annually.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADMINISTRATIVE SERVICES--The Trust has an Administrative Services Agreement (the "Services Agreement") with Morgan Guaranty Trust Company of New York ("Morgan") under which Morgan is responsible for certain aspects of the administration and operation of the Fund. Under the Services Agreement, the Trust has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Trust and certain other registered investment companies for which J.P. Morgan Investment Management, Inc. ("JPMIM") acts as investment advisor in accordance with the following annual schedule: 0.09% on the first
$7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    Morgan has agreed to reimburse the Fund to the extent the total operating expenses (excluding interest expenses, taxes and extraordinary expenses) of the Fund, including the expenses allocated to the Fund from the Portfolio, exceed 0.80% of the Fund's average daily net assets. This reimbursement agreement was terminated after September 30, 2000.

    ADMINISTRATION--The Trust has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Trust, FDI provides administrative services necessary

J.P. MORGAN INSTITUTIONAL U.S. SMALL COMPANY FUND
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
NOVEMBER 30, 2000
--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

for the operations of the Fund, furnishes office space and facilities required for conducting the business of the Fund and pays the compensation of the Fund's officers affiliated with FDI. The Fund has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    SHAREHOLDER SERVICING--The Trust has a Shareholder Servicing Agreement with Morgan under which Morgan provides account administration and personal account maintenance service to Fund shareholders. The agreement provides for the Fund to pay Morgan a fee for these services that is computed daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Fund.

    FUND SERVICES--The Trust has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Trust's affairs. The Trustees of the Trust represent all the existing shareholders of PGI.

    TRUSTEES--Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, and other registered investment companies in which they invest. The Trustees' fees and expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' fees and expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $700.

--------------------------------------------------------------------------------
3. BANK LOANS

    The Fund may borrow money for temporary or emergency purposes, such as funding shareholder redemptions. Effective May 23, 2000, the Fund, along with certain other Funds managed by JPMIM, entered into a $150,000,000 bank line of credit agreement with DeutscheBank. Borrowings under the agreement will bear interest at approximate market rates. A commitment fee is charged at an annual rate of 0.085% on the unused portion of the committed amount.

--------------------------------------------------------------------------------
4. CONCENTRATIONS OF RISK

    From time to time, the Fund may have a concentration of several shareholders holding a significant percentage of shares outstanding. Investment activities of these shareholders could have a material impact on the Fund.

--------------------------------------------------------------------------------
5. SUBSEQUENT EVENT

    The merger of J.P. Morgan & Co. Incorporated, the former parent company of the fund's adviser, J.P. Morgan Investment Management Inc. ("JPMIM"), with and into The Chase Manhattan Corporation was consummated on December 31, 2000. J.P. Morgan Chase & Co. will be the new parent company of JPMIM, which will continue to serve as the Fund's adviser.

THE U.S. SMALL COMPANY PORTFOLIO
Semi-annual Report November 30, 2000

(The following pages should be read in conjunction with J.P. Morgan Institutional U.S. Small Company Fund Semi-annual Financial Statements)

THE U.S. SMALL COMPANY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

SHARES                                                                      VALUE
-------------------------------------------------------------------------------------------
COMMON STOCKS - 91.5%
CAPITAL MARKETS - 1.0%
SECURITIES & ASSET MANAGEMENT - 1.0%
                77,400  American Capital Strategies                  $      1,649,588
               143,800  Espeed Inc.(+)                                      1,995,224
               228,200  Ocwen Financial Corp.(+)                            1,297,888
                67,750  Southwest Securities Group                          1,359,234
                69,400  Web Street Inc.(+)                                    104,100
                                                                -------------------------------
                                                                            6,406,034
                                                                -------------------------------
COMPUTER HARDWARE - 1.2%
COMPUTER HARDWARE & BUSINESS MACHINES - 1.2%
               349,800  Lexar Media Inc.(+)                                 1,858,313
               133,300  M-Systems Flash Disk Pioneers(+)                    2,441,056
               136,900  Optimal Robotics Corp.(+)                           3,627,850
                                                                -------------------------------
                                                                            7,927,219
                                                                -------------------------------
CONSUMER CYCLICAL - 5.4%
AIRLINES - 1.0%
               114,500  SkyWest, Inc.                                       6,812,749
                                                                -------------------------------
APPAREL & TEXTILES - 1.6%
                68,200  Coach, Inc.(+)                                      1,508,925
               102,400  Vans, Inc.(+)                                       1,548,800
               514,800  Wellman Incorporated                                6,692,400
                                                                -------------------------------
                                                                            9,750,125
                                                                -------------------------------
CONSUMER DURABLES - 0.3%
               102,000  Stanley Furniture Co. Inc.(+)                       2,237,625
                                                                -------------------------------
HOTELS - 1.3%
               165,000  Anchor Gaming(+)                                    6,228,750
               149,000  Boca Resorts Inc. Cl A(+)                           2,281,563
                                                                -------------------------------
                                                                            8,510,313
                                                                -------------------------------
MOTOR VEHICLES & PARTS - 1.0%
                53,500  Borg-Warner Automotive, Inc.                        1,959,438
                93,000  Gentex Corp.(+)                                     1,615,875
               147,000  Monaco Coach Corp.(+)                               2,223,375
               104,600  National R.V. Holdings, Inc.(+)                       954,475
                                                                -------------------------------
                                                                            6,753,163
                                                                -------------------------------
RESTAURANTS - 0.2%
                35,100  California Pizza Kitchen Inc.(+)                    1,066,163
                                                                -------------------------------
                                                                           35,130,138
                                                                -------------------------------
CONSUMER SERVICES - 2.7%
ENTERTAINMENT - 0.2%
               118,000  American Classic Voyages Co.(+)                     1,548,750
                                                                -------------------------------
LEISURE - 1.9%
               145,900  Concord Camera Corp.(+)                             2,918,000
                91,800  Penn National Gaming Inc.(+)                        1,457,325
               262,300  Station Casinos, Inc.(+)                            4,885,337
               152,100  WMS Industries Inc.(+)                              2,671,256
                                                                -------------------------------
                                                                           11,931,918
                                                                -------------------------------

SHARES                                                                      VALUE
-------------------------------------------------------------------------------------------

MEDIA - 0.6%
               159,400  HEARST-ARGYLE Television Inc.(+)                  $  2,879,163
               101,800  Insight Communications Co., Inc.(+)                  1,342,488
                                                                -------------------------------
                                                                             4,221,651
                                                                -------------------------------
                                                                            17,702,319
                                                                -------------------------------
CONSUMER STABLE - 1.8%
FOOD & BEVERAGE - 0.9%
               139,800  Keebler Foods Co.                                    5,758,013
                                                                -------------------------------
HOME PRODUCTS - 0.9%
               156,400  Alberto-Culver Co. Cl B                              5,728,150
                                                                -------------------------------
                                                                            11,486,163
                                                                -------------------------------
ENERGY - 5.3%
ENERGY RESERVES & PRODUCTION - 2.2%
               128,200  Abraxas Petroleum Corp.(+)                             360,563
               174,600  Newfield Exploration Co.(+)                          6,372,899
                63,500  Precise Software Solutions Ltd.(+)                   1,738,313
               161,100  Spinnaker Exploration Co.(+)                         4,188,600
               113,000  Westport Resources Corp.(+)                          1,991,625
                                                                -------------------------------
                                                                            14,652,000
                                                                -------------------------------
OIL SERVICES - 3.1%
               127,200  Core Laboratories N.V.(+)                            2,528,100
               130,500  Global Industries, Ltd.(+)                           1,321,313
                89,100  Gulf Island Fabrication, Inc.(+)                     1,414,463
               507,100  McDermott International, Inc.                        4,563,900
               250,200  National-Oilwell, Inc.(+)                            7,975,124
                40,600  Smith International, Inc.(+)                         2,357,338
                                                                -------------------------------
                                                                            20,160,238
                                                                -------------------------------
                                                                            34,812,238
                                                                -------------------------------
FINANCE - 6.9%
BANKS - 2.1%
               119,400  City National Corp.                                  3,947,663
                95,000  Hamilton Bancorp Inc.(+)                               623,438
               151,800  National Commerce Bancorporation                     3,339,600
               220,200  Net.B@nk, Inc.(+)                                    1,486,350
               164,400  Pacific Century Financial Corp.                      2,445,450
                51,600  Westamerica Bancorporation                           1,757,625
                                                                -------------------------------
                                                                            13,600,126
                                                                -------------------------------
FINANCIAL SERVICES - 3.5%
               398,800  Allied Capital Corp.                                 8,150,474
               114,200  American Home Mortgage Holdings Inc.(+)                478,213
               187,300  Doral Financial Corp.                                3,535,288
               256,100  Heller Financial, Inc.                               6,770,643
               151,900  Medallion Financial Corp.                            1,784,825
                48,000  MicroFinancial Inc.                                    504,000
               275,700  NextCard Inc.(+)                                     2,291,756
                                                                -------------------------------
                                                                            23,515,199
                                                                -------------------------------

The Accompanying Notes are an Integral Part of the Financial Statements.    13

THE U.S. SMALL COMPANY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                     (Continued)
NOVEMBER 30, 2000

SHARES                                                                      VALUE
-------------------------------------------------------------------------------------------
THRIFTS - 1.3%
               120,200  Bank United Corp.                            $      6,979,112
               129,200  Waypoint Financial Corp.(+)                         1,187,025
                                                                -------------------------------
                                                                            8,166,137
                                                                -------------------------------
                                                                           45,281,462
                                                                -------------------------------
HEALTH SERVICES & SYSTEMS - 4.2%
MEDICAL PRODUCTS & SUPPLIES - 1.6%
                21,600  Ciphergen Biosystems Inc.(+)                          237,600
               146,700  Cyberonics, Inc.(+)                                 3,245,738
               164,400  I-STAT Corp.(+)                                     3,061,950
                59,800  Physiometrix, Inc.(+)                                 964,275
               176,200  Staar Surgical Co.(+)                               2,444,775
                23,600  Wilson Greatbatch Technologies Inc.(+)                564,925
                                                                -------------------------------
                                                                           10,519,263
                                                                -------------------------------
MEDICAL PROVIDERS & SERVICES - 2.6%
                73,750  Accredo Health Inc.(+)                              2,968,438
               107,900  Charles River Laboratories(+)                       2,306,363
                95,300  Deltagen Inc.(+)                                    1,143,600
               429,400  Hooper Holmes, Inc.                                 4,289,705
               178,900  Omnicare, Inc.                                      2,929,488
               113,900  Triad Hospitals Inc.(+)                             3,402,762
                                                                -------------------------------
                                                                           17,040,356
                                                                -------------------------------
                                                                           27,559,619
                                                                -------------------------------
INDUSTRIAL CYCLICAL - 20.9%
CHEMICALS - 2.9%
               216,400  Albemarle Corp.                                     4,774,324
               308,060  GenTek Inc.                                         4,505,377
               273,300  Georgia Gulf Corp.                                  3,399,169
               108,300  Minerals Technologies Inc.                          3,655,125
               501,500  PolyOne Corp.                                       2,789,594
                                                                -------------------------------
                                                                           19,123,589
                                                                -------------------------------
CONSTRUCTION & REAL PROPERTY - 0.7%
               127,500  Catellus Development Corp.(+)                       2,342,813
               158,750  Elcor Corp.                                         2,182,813
                                                                -------------------------------
                                                                            4,525,626
                                                                -------------------------------
DEFENSE/AEROSPACE - 0.3%
                87,600  Ectel Ltd.(+)                                         996,450
                62,600  Innovative Solutions(+)                               829,450
                                                                -------------------------------
                                                                            1,825,900
                                                                -------------------------------
ELECTRICAL EQUIPMENT - 5.1%
               211,600  Advanced Fibre Communications, Inc.(+)              5,475,149
               146,700  August Technology Corp.(+)                          1,687,050
                34,800  Bruker Daltronics Inc.(+)                             630,750
               201,900  C-Cube Microsystems Inc.(+)                         3,053,738
                35,100  Caliper Technologies Corp.(+)                       1,555,369
                86,500  DDi Corp.(+)                                        1,903,000
                46,700  Ditech Communications Corp.(+)                        732,606
                39,600  L-3 Communications Holdings, Inc.(+)                2,559,150
               201,100  Meade Corp.(+)                                      1,709,350
                35,300  Millipore Corp.                                     1,584,088

SHARES                                                                      VALUE
-------------------------------------------------------------------------------------------

                61,400  Molecular Devices Corp.(+)                       $  3,000,925
               108,100  Oplink Communications Inc.(+)                         851,288
                69,100  Polycom, Inc.(+)                                    2,336,444
                88,900  Power-One Inc.(+)                                   3,761,581
                61,100  Transgenomic, Inc.(+)                                 500,256
                18,000  Ulticom Inc.(+)                                       569,250
                81,900   Vyyo Inc.(+)                                         721,744
                                                                -------------------------------
                                                                           32,631,738
                                                                -------------------------------
ENVIRONMENTAL SERVICES - 0.1%
                22,900  Eden Bioscience Corp.(+)                              798,638
                                                                -------------------------------
FOREST PRODUCTS & PAPER - 2.9%
                48,200   Bowater Inc.                                       2,569,663
               323,700  Buckeye Technologies Inc.(+)                        4,086,713
               325,800  Caraustar Industries Inc.                           2,871,113
               537,400  Pactiv Corp.(+)                                     6,280,862
               229,900  Universal Forest Products                           2,945,594
                                                                -------------------------------
                                                                           18,753,945
                                                                -------------------------------
HEAVY ELECTRICAL EQUIPMENT - 0.2%
                83,600  Active Power Inc.(+)                                1,144,275
                                                                -------------------------------
INDUSTRIAL PARTS - 3.4%
                59,500  Capstone Turbine Corp.(+)                           1,100,750
                77,200  Flowserve Corp.(+)                                  1,616,375
                99,600  Idex Corp.                                          3,218,325
               116,200  Kennametal Inc.                                     3,333,488
               153,200  Mettler-Toledo International, Inc.(+)               7,190,824
                93,600  Shaw Group Inc. (The)(+)                            5,768,099
                                                                -------------------------------
                                                                           22,227,861
                                                                -------------------------------
INDUSTRIAL SERVICES - 2.3%
               102,000  Gatx Corp.                                          4,793,999
               267,900  On Assignment Inc.(+)                               6,714,243
                43,900  Universal Compression Holdings Inc.(+)              1,443,213
               218,400  Willis Lease Finance Corp.(+)                       1,856,400
                                                                -------------------------------
                                                                           14,807,855
                                                                -------------------------------
MINING & METALS - 1.2%
               155,900  Mueller Industries, Inc.(+)                         3,585,700
               228,000  Valmont Industries, Inc.                            4,189,500
                                                                -------------------------------
                                                                            7,775,200
                                                                -------------------------------
TRUCKING & SHIPPING & AIR FREIGHT - 1.8%
               139,900  C.H. Robinson Worldwide, Inc.                       7,921,837
               288,825  Werner Enterprises Inc.                             4,079,653
                                                                -------------------------------
                                                                           12,001,490
                                                                -------------------------------
                                                                          135,616,117
                                                                -------------------------------
INSURANCE - 3.9%
LIFE & HEALTH INSURANCE - 2.1%
                24,600  MIIX Group Inc.                                       164,513
               117,200  Nationwide Financial Services Inc.                  4,812,525
               242,700  Protective Life Corp.                               5,824,800
                64,900  Stancorp Financial Group                            2,806,925
                                                                -------------------------------
                                                                           13,608,763
                                                                -------------------------------

14    The Accompanying Notes are an Integral Part of the Financial Statements.

THE U.S. SMALL COMPANY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                     (Continued)
NOVEMBER 30, 2000

SHARES                                                                      VALUE
-------------------------------------------------------------------------------------------
PROPERTY AND CASUALTY INSURANCE - 1.8%
                97,400  Berkley (W.R.) Corp.                         $      3,494,225
               112,800  Renaissancere Holdings Ltd.                         8,178,000
                                                                -------------------------------
                                                                           11,672,225
                                                                -------------------------------
                                                                           25,280,988
                                                                -------------------------------
PHARMACEUTICALS - 9.3%
DRUGS - 9.3%
                30,100  3 Dimensional Pharmaceutical, Inc.(+)                 387,538
                84,000  Abgenix, Inc.(+)                                    4,100,250
                39,800  Adolor Corp.(+)                                       825,228
               224,800  Akorn Inc.(+)                                       1,067,800
                30,600  Arena Pharmaceuticals, Inc.(+)                        596,700
               175,000  Bindley Western Industries Inc.                     5,512,499
                67,800  COR Therapeutics, Inc.(+)                           2,402,663
                59,400  Corixa Corp.(+)                                     1,859,963
                40,600  Diversa Corp.(+)                                      786,625
                26,200  Durect Corp.(+)                                       353,700
                70,900  Enzon, Inc.(+)                                      3,957,106
                37,900  Gilead Sciences, Inc.(+)                            3,086,481
               106,000  Human Genome Sciences, Inc.(+)                      6,591,874
                33,500  IDEC Pharmaceuticals Corp.(+)                       5,831,093
                41,900  Immunogen Inc.(+)                                   1,055,356
                50,100  Inhale Therapeutic Systems Inc.Inc.(+)              1,928,850
               371,000  Ligand Pharmaceuticals Inc. Cl B(+)                 4,660,688
                17,500  Maxygen Inc.(+)                                       528,281
                71,300  MediChem Life Sciences, Inc.(+)                       356,500
               100,600  Neurocrine Biosciences Inc.(+)                      2,923,688
                22,000  OSI Pharmaceuticals, Inc.(+)                        1,234,750
                70,000  POZEN Inc.(+)                                       1,023,750
                19,600  Priority Healthcare Corp. Cl B(+)                     534,100
                54,500  Trimeris Inc.(+)                                    3,726,438
                94,000  Vertex Pharmaceuticals, Inc.(+)                     5,252,250
                                                                -------------------------------
                                                                           60,584,171
                                                                -------------------------------
REAL ESTATE INVESTMENT TRUSTS - 4.1%
REAL ESTATE INVESTMENT TRUST - 4.1%
                67,700  Arden Realty Inc.                                   1,654,419
               106,300  Centerpoint Properties Corp.                        4,916,375
               220,050  Cousins Properties Inc.                             6,065,127
                97,300  General Growth Properties, Inc.                     3,198,738
               121,100  Manufactured Home Communities, Inc.                 3,072,913
               165,000  Mission West Properties Inc.                        2,145,000
               173,700  Post Properties, Inc.                               5,981,794
                                                                -------------------------------
                                                                           27,034,366
                                                                -------------------------------
RETAIL - 3.5%
CLOTHING STORES - 1.5%
               169,000  Abercrombie & Fitch Co. Cl A(+)                     3,527,875
               271,400  Pacific Sunwear of California, Inc.(+)              6,038,650
                                                                -------------------------------
                                                                            9,566,525
                                                                -------------------------------

SHARES                                                                      VALUE
-------------------------------------------------------------------------------------------

SPECIALTY STORES - 2.0%
                48,300  BJ's Wholesale Club Inc.(+)                      $  1,621,069
               130,000  Cost Plus, Inc.(+)                                  3,477,500
               284,900  Genesco Inc.(+)                                     6,071,931
               113,300  School Specialty Inc.(+)                            1,876,531
                                                                -------------------------------
                                                                           13,047,031
                                                                -------------------------------
                                                                           22,613,556
                                                                -------------------------------
SEMICONDUCTORS - 2.7%
SEMICONDUCTORS - 2.7%
                43,600  Alliance Fiber Optics Products Inc.(+)                250,700
                92,700  AXT, Inc.(+)                                        2,786,794
               206,900  Exar Corp.(+)                                       5,198,362
                11,700  Genesis Microchip Inc.(+)                             105,483
               124,700  hi/fn, inc.(+)                                      4,091,718
               100,800  Integrated Circuit Systems, Inc.(+)                 1,600,200
                46,700 JNI Corp.(+)                                         1,868,000
                15,500  Lattice Semiconductor Corp.(+)                        257,688
                 5,000  Optical Communications Products, Inc.(+)               51,250
               254,500  Silicon Image Inc.(+)                               1,622,438
                                                                -------------------------------
                                                                           17,832,633
                                                                -------------------------------
SOFTWARE & SERVICES - 13.7%
COMPUTER SOFTWARE - 7.5%
               110,100  Agile Software Corp.(+)                             5,080,082
               144,300  CBT Group Public Ltd. Co. ADR(i)(+)                 4,626,618
               183,300  Certicom Corp.(+)                                   3,024,450
               171,800  click2learn.com, Inc.(+)                            1,771,688
                93,500  Dendrite International, Inc.(+)                     1,583,656
                57,400  Eclipsys Corp.                                      1,281,690
                15,200  Excalibur Technologies Corp.(+)                       338,200
                74,400  Informatica Corp.(+)                                5,198,699
               105,600  Internet Security Systems(+)                        7,801,199
                99,700  MetaSolv Software Inc.(+)                             822,525
               165,000  Peregrine Systems, Inc.(+)                          2,681,250
                26,000  Precise Software Solutions Ltd.(+)                    728,000
                91,800  Retek Inc.(+)                                       1,916,325
                98,600  SeeBeyond Technology Corp.(+)                         850,425
               108,300  Synquest Inc.(+)                                      727,641
                55,000  Telecommunication Systems Inc.(+)                     457,188
               129,100  U.S. Wireless Corp.(+)                                661,638
                69,100  Watchguard Tech Inc.(+)                             1,572,025
               113,200  Webtrends Corp.(+)                                  2,865,375
                84,300  Wind River Systems, Inc.(+)                         3,372,000
               129,100  Witness Systems Inc.(+)                             1,702,506
                                                                -------------------------------
                                                                           49,063,180
                                                                -------------------------------
INFORMATION SERVICES - 3.2%
               105,200  Corillian Corp.(+)                                  1,091,450
                64,700  Costar Group Inc.(+)                                1,443,619
               165,500  Diamond Technology Partners Inc.(+)                 5,233,937
               137,100  eFunds Corp.(+)                                     1,156,781
                28,300  Exelixis Inc.(+)                                      410,350

The Accompanying Notes are an Integral Part of the Financial Statements.    15

THE U.S. SMALL COMPANY PORTFOLIO
SCHEDULE OF INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                     (Continued)
NOVEMBER 30, 2000

SHARES                                                                      VALUE
-------------------------------------------------------------------------------------------
               110,900  Getty Images Inc.(+)                         $      3,091,338
                95,840  Obie Media Corp.(+)                                   527,120
                29,600  SBA Communications Corp.(+)                         1,102,600
               205,400  Source Information Management Co.(+)                1,027,000
               111,300  Symyx Technologies Inc.(+)                          3,492,037
                56,107  Valassis Communications, Inc.(+)                    1,567,489
                29,500  Wireless Facilities, Inc.(+)                          942,156
                                                                  -------------------------------
                                                                           21,085,877
                                                                  -----------------------------
INTERNET - 3.0%
               412,700  Ameritrade Holding Corp. Cl A(+)                    3,404,775
               130,800  Apropos Technology, Inc.(+)                           727,575
                55,000  Clarent Corp.(+)                                      660,000
               143,500  Digitalthink Inc.(+)                                1,569,531
                53,750  E.piphany, Inc.(+)                                  2,108,008
                23,210  Inet Technologies Inc.(+)                             719,510
                45,700  internet.com Corp.(+)                                 337,038
                15,400  Interwoven Inc.(+)                                    847,963
                40,350  Netegrity Inc.(+)                                   1,863,666
                32,200  Nuance Communications(+)                              984,113
               176,800  Saba Software, Inc.(+)                              2,408,900
                28,900  SafeNet, Inc.(+)                                    1,089,169
               157,900  Tumbleweed Communications Corp.(+)                  2,348,763
                32,400  WorldGate Communications, Inc.(+)                     228,825
                                                                  -----------------------------
                                                                           19,297,836
                                                                  -----------------------------
                                                                           89,446,893
                                                                  -----------------------------
TELECOMMUNICATIONS - 0.8%
TELEPHONE - 0.7%
                30,900  Advanced Switching Communications, Inc.(+)            137,119
                48,550  Dycom Industries, Inc.(+)                           1,814,556
               236,700  FLAG Telecom Holdings Ltd.(+)                       1,893,600
               132,100  Turnstone Systems Inc.(+)                             796,728
                                                                  -----------------------------
                                                                            4,642,003
                                                                  -----------------------------
WIRELESS TELECOMMUNICATIONS - 0.1%
                23,000  Boston Communications Group, Inc.(+)                  468,625
                 5,400  TeleCorp PCS, Inc. Cl A(+)                            101,925
                                                                  -----------------------------
                                                                              570,550
                                                                  -----------------------------
                                                                            5,212,553
                                                                  -----------------------------
UTILITIES - 4.1%
ELECTRICAL UTILITY - 2.6%
               203,700  Cleco Corp.                                         9,535,706
               283,200  CMS Energy Corp.                                    7,876,500
                                                                  -----------------------------
                                                                           17,412,206
                                                                  -----------------------------
GAS & WATER UTILITIES - 1.5%
               194,700  Atmos Energy Corp.                                  4,891,838
               114,800  Kinder Morgan, Inc.                                 4,757,025
                                                                  -----------------------------
                                                                            9,648,863
                                                                  -----------------------------
                                                                           27,061,069
                                                                  -----------------------------
TOTAL COMMON STOCKS                                                       596,987,538
                                                                  -----------------------------
   (Cost $598,455,473)

SHARES/PRINCIPAL AMOUNT                                                       VALUE
-------------------------------------------------------------------------------------------

CONVERTIBLE BONDS - 0.1%
SOFTWARE & SERVICES - 0.1%
COMPUTER SOFTWARE - 0.1%
            $   750,000  Peregrine Systems Inc., 144A, 5.50%,
                           11/15/07                                        $  656,250
                                                                  -----------------------------
   (Cost $750,000)

CORPORATE BONDS - 0.1%
SOFTWARE & SERVICES - 0.1%
INTERNET - 0.1%
           $  1,322,000  Online Resources & Communications Corp.,
                           144A, 8.00%, 9/30/05                              965,060
                                                                  -----------------------------
   (Cost $1,322,000)

PREFERRED STOCKS - 0.1%
CONSUMER SERVICES - 0.1%
LEISURE - 0.1%
                25,900  Amcv Capital Trust I, 7.00%, 2/15/15                 734,913
                                                                  -----------------------------
   (Cost $1,295,000)

SHORT-TERM INVESTMENTS - 8.2%
INVESTMENT COMPANIES - 8.2%
          53,880,874  J.P. Morgan Institutional Prime
                        Money Market(a)                                   53,880,874
                                                                  -----------------------------
   (Cost $53,880,874)
TOTAL INVESTMENT SECURITIES - 100.0%                                    $653,224,635
                                                                  =============================
   (Cost $655,703,347)

ADR - American Depositary Receipt
144A - Securities restricted for resale to Qualified Institutional Buyers
(a) Money Market mutual fund registered under the Investment Company Act of 1940, as amended, and advised by J.P. Morgan Investment Management, Inc.
(i) Foreign security
(+) Non-income producing


16    The Accompanying Notes are an Integral Part of the Financial Statements.

THE U.S. SMALL COMPANY PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

ASSETS
Investments at Value (Cost $655,703,347)                          $653,224,635
Cash                                                                 4,685,200
Receivable for Investments Sold                                      8,675,757
Dividend and Interest Receivable                                       672,455
Prepaid Trustees' Fees and Expenses                                        541
Prepaid Expenses and Other Assets                                        1,288
                                                                   -------------
TOTAL ASSETS                                                        667,259,876
                                                                   -------------
LIABILITIES
Payable for Investments Purchased                                    10,640,710
Advisory Fee Payable                                                    364,007
Administrative Service Fees Payable                                      14,391
Administration Fee Payable                                                  663
Fund Services Fee Payable                                                   495
Accrued Expenses and Other Liabilities                                   57,779
                                                                   -------------
TOTAL LIABILITIES                                                    11,078,045
                                                                   -------------
NET ASSETS
Applicable to Investors' Beneficial Interests                       $656,181,831
                                                                   =============

The Accompanying Notes are an Integral Part of the Financial Statements.    17

THE U.S. SMALL COMPANY PORTFOLIO
STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000

INVESTMENT INCOME
INCOME
Dividend Income (Net of Foreign Withholding Tax of $3,171)         $ 2,983,298
Interest Income                                                      1,973,421
Dividend Income from Affiliated Investments
(includes reimbursement of $49,085 from affiliate)                      56,445
                                                                   -------------
   Investment Income                                                 5,013,164
                                                                   -------------
EXPENSES
Advisory Fee                                                         2,274,480
Custodian Fees and Expenses                                             93,255
Administrative Services Fee                                             90,870
Professional Fee                                                        21,810
Trustees' Fees and Expenses                                              5,437
Fund Services Fee                                                        5,315
Printing Expenses                                                        4,346
Administration Fee                                                       2,303
Miscellaneous                                                              916
                                                                   -------------
   Total Expenses                                                    2,498,732
                                                                   -------------
NET INVESTMENT INCOME                                                2,514,432
                                                                   -------------
REALIZED AND UNREALIZED GAIN (LOSS)
NET REALIZED GAIN ON INVESTMENT TRANSACTIONS                        25,184,443
                                                                   -------------
NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION)
  ON INVESTMENT TRANSACTIONS                                       (74,759,335)
                                                                   -------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS               $(47,060,460)
                                                                   =============

18    The Accompanying Notes are an Integral Part of the Financial Statements.

THE U.S. SMALL COMPANY PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS (UNAUDITED)
--------------------------------------------------------------------------------

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2000 (UNAUDITED)
AND THE YEAR ENDED MAY 31, 2000

INCREASE IN NET ASSETS                                 NOVEMBER 30, 2000        MAY 31, 2000
FROM OPERATIONS
Net Investment Income                                   $    2,514,432        $    2,575,881
Net Realized Gain on Investment Transactions                25,184,443           111,618,260
Net Change in Unrealized Appreciation
  (Depreciation) on Investments                           (74,759,335)            19,782,827
                                                       ------------------   -------------------
      Net Increase (Decrease) in Net Assets
        Resulting from Operations                         (47,060,460)           133,976,968
                                                       ------------------   -------------------
TRANSACTIONS IN INVESTORS' BENEFICIAL INTERESTS
Contributions                                              182,852,222            302,615,546
Withdrawals                                               (130,229,403)         (317,840,027)
                                                       ------------------   -------------------
     Net Increase (Decrease) from Transactions in
       Investors' Beneficial Interests                      52,622,819           (15,224,481)
                                                       ------------------   -------------------
     Total Increase in Net Assets                            5,562,359            118,752,487
                                                       ------------------   -------------------
NET ASSETS
Beginning of Period                                        650,619,472            531,866,985
                                                       ------------------   -------------------
End of Period                                             $656,181,831           $650,619,472
                                                       ==================   ===================

SUPPLEMENTARY DATA
                                  FOR THE SIX
                                 MONTHS ENDED                      FOR THE YEARS ENDED MAY 31
                               NOVEMBER 30, 2000   ----------------------------------------------------------
                                   (UNAUDITED)       2000         1999         1998         1997       1996
                               -----------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
     Net Expenses                  0.66%(a)          0.66%        0.68%        0.68%        0.68%        0.67%
     Net Investment Income         0.67%(a)          0.39%        0.67%        0.68%        0.92%        1.33%
Portfolio Turnover                   57%(b)           104%         104%          96%          98%          93%

(a)  Annualized
(b)  Not annualized


The Accompanying Notes are an Integral Part of the Financial Statements.   19

THE U.S. SMALL COMPANY PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOVEMBER 30, 2000

--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--The U.S. Small Company Portfolio (the "Portfolio") is registered under the Investment Company Act of 1940, as amended, as diversified, open-end management investment company which was organized as a trust under the laws of the State of New York. The Portfolio commenced operations on July 19, 1993. The Portfolio's investment objective is to provide a high total return from a portfolio of small company stocks. The Declaration of Trust permits the Trustees to issue an unlimited number of beneficial interests in the Portfolio

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Portfolio:

    SECURITY VALUATIONS--Securities traded on principal securities exchanges are valued at the last reported sales price, or mean of the latest bid and asked prices when no last sales price is available. Securities traded over-the-counter and certain foreign securities are valued at the quoted bid price from a market maker or dealer. When valuations are not readily available, securities are valued at fair value as determined in accordance with procedures adopted by the Trustees. All short-term securities with a remaining maturity of sixty days or less are valued using the amortized cost method.

    SECURITY TRANSACTIONS--Security transactions are accounted for as of the trade date. Realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

    INVESTMENT INCOME--Dividend income less foreign taxes withheld (if any) is recorded as of the ex-dividend date or as of the time that the relevant ex-dividend and amount becomes known. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums.

    INCOME TAX STATUS--The Portfolio intends to be treated as a partnership for federal income tax purposes. As such, each investor in the Portfolio will be taxed on its share of the Portfolio's ordinary income and capital gains. It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADVISORY--The Portfolio has an Investment Advisory Agreement with J.P. Morgan Investment Management, Inc. ("JPMIM"), an affiliate of Morgan Guaranty Trust Company of New York ("Morgan") and a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"). Under the terms of the agreement, the Portfolio pays JPMIM at an annual rate of 0.60% of the Portfolio's average daily net assets.

    The Portfolio may invest in one or more affiliated money market funds: J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund, J.P. Morgan Institutional Federal Money Market Fund and J.P. Morgan Institutional Treasury Money Market Fund. The Advisor has agreed to reimburse its advisory fee from the Portfolio in an amount to offset any investment advisory, administrative fee and shareholder servicing fees related to a Portfolio investment in an affiliated money market fund. The amount listed on the Statement of Operations as Dividend Income from Affiliated Investments is the amount the Fund earned.

    ADMINISTRATIVE SERVICES--The Portfolio has an Administrative Services Agreement (the "Services Agreement") with Morgan under which Morgan is responsible for certain aspects of the administration and operation of the Portfolio. Under the Services Agreement, the Portfolio has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Portfolio and certain other registered investment companies for which JPMIM acts as investment advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    ADMINISTRATION--The Portfolio has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Portfolio, FDI provides administrative services necessary

THE U.S. SMALL COMPANY PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
                                                                    (Continued)
NOVEMBER 30, 2000

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

for the operations of the Portfolio, furnishes office space and facilities required for conducting the business of the Portfolio and pays the compensation of the Portfolio's officers affiliated with FDI. The Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    FUND SERVICES--The Portfolio has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. The Trustees of the Portfolio represent all the existing shareholders of PGI.

    TRUSTEES--Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' fees and expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' fees and expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $1,000.

--------------------------------------------------------------------------------
3. INVESTMENT TRANSACTIONS

    During the six months ended November 30, 2000, the Portfolio purchased $433,237,207 of investment securities and sold $392,112,267 of investment securities other than U.S. government securities and short-term investments.

--------------------------------------------------------------------------------
4. CREDIT AGREEMENT

    The Portfolio is party to a revolving line of credit agreement (the "Agreement") as discussed more fully in Note 3 of the Fund's Notes to the Financial Statements, which are included elsewhere in this report.

--------------------------------------------------------------------------------
5. SUBSEQUENT EVENT

    The merger of J.P. Morgan & Co. Incorporated, the former parent company of the Fund's adviser, J.P. Morgan Investment Management, Inc. ("JPMIM"), with and into The Chase Manhattan Corporation was consummated on December 31, 2000. J.P. Morgan Chase & Co. will be the new parent company of JPMIM, which will continue to serve as the Fund's adviser.

NOTES
--------------------------------------------------------------------------------

NOTES
--------------------------------------------------------------------------------

NOTES
--------------------------------------------------------------------------------

[back cover]

J.P. MORGAN INSTITUTIONAL FUNDS
       Federal Money Market Fund
           ---------------------------------------------------------------------
       Prime Money Market Fund
           ---------------------------------------------------------------------
       Treasury Money Market Fund
           ---------------------------------------------------------------------
       Tax Aware Enhanced Income Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Exempt Money Market Fund
           ---------------------------------------------------------------------
       Short Term Bond Fund
           ---------------------------------------------------------------------
       Bond Fund
           ---------------------------------------------------------------------
       Global Strategic Income Fund
           ---------------------------------------------------------------------
       Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       California Bond Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       New York Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       Diversified Fund
           ---------------------------------------------------------------------
       Disciplined Equity Fund
           ---------------------------------------------------------------------
       Large Cap Growth Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Market Neutral Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Aware U.S. Equity Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Aware Disciplined Equity Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       U.S. Equity Fund
           ---------------------------------------------------------------------
       U.S. Small Company Fund
           ---------------------------------------------------------------------
       Emerging Markets Equity Fund
           ---------------------------------------------------------------------
       European Equity Fund
           ---------------------------------------------------------------------
       International Equity Fund
           ---------------------------------------------------------------------
       International Opportunities Fund
           ---------------------------------------------------------------------
       SmartIndex(tm) Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       For more information on the J.P. Morgan
           Institutional Funds, call J.P.
           Morgan  Funds Services at (800) 766-7722.
           ---------------------------------------------------------------------

Morgan Guaranty Trust Company                                  MAILING
500 Stanton Christiana Road                                  INFORMATION
Newark, Delaware 19713-2107

IN-SAN-24249   0101